PLS CPA, A PROFESSIONAL CORP.

t 4725MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t FAX (858) 858-761-0341  t FAX (858) 433-2979

EXHIBIT 16.1

October 7, 2016

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549-7561

Re:  ZEC, Inc.

Dear Madame or Sir:

On October 6, 2016 our appointment as auditor for ZEC, Inc., ceased. We have read ZEC, Inc.’s statement included under Item 4.01 of its Form 8-K dated October 7, 2016 and agree with such statements, insofar as they apply to us.

Very truly yours,

/s/ PLS CPA

____________________________

PLS CPA, A Professional Corp.

San Diego, CA 92111

Registered with the Public Company Accounting Oversight Board